Exhibit 10.3(a)

Waiver of Interest on Unpaid Accrued Compensation

I, Steven Staehr ("Employee"), hereby agree to the waiver of any and all accrued interest under Section 5(f) of my Executive Employment Agreement with Adamas One Corp. ("Employer"), and Employee hereby irrevocably waives any and all claims, demands, suits, actions, causes of action and rights whatsoever at law or in equity, now existing or arising relating to any accrued and unpaid interest on the accrued unpaid compensation.

October 01, 2021

AGREED AND ACCEPTED TO:

/s/ Steven Staehr
Steven Staehr